UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section l3 or l5(d) of the Securities Exchange Act of 1934

October 23, 2003
Date of report (date of earliest event reported)

SUPERIOR CONSULTANT HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-21485	38-3306717
(Commission File Number)	(IRS Employer Identification No.)

17570 West Twelve Mile Road, Southfield, Michigan 48076
(Address of Principal Executive Offices)                          (Zip Code)

(248) 386-8300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements and Exhibits.

(c)	Exhibit furnished in accordance with the provisions of Item 601 of Regulation S-K.

	Exhibit 99.1	Press Release, dated October 23, 2003, issued by Superior Consultant Holdings Corporation

Item 12. Results of Operations and Financial Condition.

     On October 23, 2003, Superior Consultant Holdings Corporation issued a press release announcing its financial results for the fiscal quarter ended September 30, 2003. A copy of the press release is furnished as Exhibit 99.1 to this report.

     The Company’s earnings release contains non-GAAP financial measures. The earnings release presents revenues and operating expenses adjusted to exclude out-of-pocket reimbursements. The Company’s management believes excluding out-of-pocket reimbursements, although a non-GAAP financial measure, provides investors a better comparison from period to period by removing the impact of fluctuations in out-of-pocket reimbursements that do not reflect on operating performance.

     The earnings release also presents earnings before interest, taxes, depreciation and amortization, or EBITDA. The Company’s management believes that EBITDA, although a non-GAAP financial measure, is useful for investors because it is a widely understood tool that assists investors in evaluating current operating performance of a business.

     Investors should use these non-GAAP financial measures in addition to, and not in replacement of, the GAAP financial measures presented in the Company’s earnings release. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures in the press release.

     The information in this Form 8-K and the exhibit attached hereto is being furnished in accordance with the requirements of the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information also shall not be deemed incorporated by reference in any Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Superior Consultant Holdings Corporation

Date: October 24, 2003	By:	/s/ Richard D. Helppie, Jr.

Richard D. Helppie, Jr. Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated October 23, 2003, issued by Superior Consultant Holdings Corporation

4